Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Executive Vice President and Chief Financial Officer (615) 665-1122

AMERICAN HEALTHWAYS TO PRESENT AT THE
CREDIT SUISSE FIRST BOSTON HEALTH CARE CONFERENCE

Live Internet Broadcast, Replay of Presentation Available on Company’s Website

NASHVILLE, Tenn. – Nov. 11, 2005 – American Healthways, Inc. (NASDAQ: AMHC) will participate in the Credit Suisse First Boston Health Care Conference in Phoenix, Arizona on Thursday, November 17, at 5:00 p.m. Eastern/4:00 p.m. Central. Ben R. Leedle, Jr., the Company’s president and chief executive officer, will present at the conference. The presentation will be broadcast online and available for replay on the Company’s web site, www.americanhealthways.com. Please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software.

About American Healthways
American Healthways, Inc. (NASDAQ: AMHC) is the nation’s leading and largest provider of disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of Aug. 31, 2005, the company had nearly 1.9 million lives under management worldwide. For more information visit www.americanhealthways.com.